1 9498/12/8767655.v4 ADVISORY CONSULTING AGREEMENT THIS ADVISORY CONSULTING AGREEMENT (this “Agreement”) is made effective as of November 2, 2022 (the “Effective Date”) by and between Better Choice Company Inc., a Delaware corporation (the “Company”), and Lionel F. Conacher (the “Advisor”). RECITALS WHEREAS, the Company wishes to engage the services of Advisor to provide the services set forth below, and Advisor wishes to provide such services. NOW, THEREFORE, in consideration of the covenants hereinafter stated, the parties agree as follows: 1. Interim Chief Executive Officer. a. Retention of Advisor. The Company hereby retains Advisor to serve as the Company’s Interim Chief Executive Officer reporting to the Company’s Board of Directors (the “Board”). b. Term and Termination. The parties acknowledge that the Advisor’s engagement with the Company commenced on September 1, 2022 and shall continue pursuant to the terms of this Agreement , unless earlier terminated as provided below, until December 31, 2022 (the “Term”) and thereafter shall automatically renew for additional one (1) month periods unless terminated earlier in accordance with the terms of this Agreement. Either party shall have the right to terminate this Agreement at any time and for any reason upon ten (10) days’ prior written notice to the other party. The provisions set forth in Sections 2.b, 4, 5, 6, 7 and 8 of this Agreement shall survive after termination of this Agreement. 2. Position, Duties, Responsibilities. a. Duties. Advisor will exercise such authority, perform such duties and functions, and discharge such responsibilities as are reasonably commensurate with the position of chief executive officer and as otherwise as reasonably requested by the Board from time to time (“Services”). Advisor shall faithfully and diligently perform the Services in conformity with the lawful directions of the Company and serve the Company to the best of Advisor’s ability. Advisor shall devote Advisor's commercially reasonable efforts and attention to the performance of the Services for the Company on a timely basis. Advisor shall also be available to answer questions, provide advice and provide Services to the Company, in person and telephonically, upon reasonable request and notice from the Board. b. Independent Contractor. Advisor is an independent contractor. Advisor shall not be deemed for any purpose to be an employee of the Company. The Company shall not be responsible to Advisor or any governing body for any payroll-related taxes or insurance related to the performance of the terms of this Agreement. c. Other Agreements. Advisor hereby represents that Advisor is not a party to any other agreements or commitments that would hinder Advisor’s performance of the Services, other than those disclosed to the Company in advance of the execution of this Agreement. 3. Compensation and Expenses.

2 9498/12/8767655.v4 a. Compensation. i. As full and complete consideration for the Services to be rendered hereunder, Advisor shall receive compensation of $160,000.00 per calendar year of service, payable in arrears on a monthly basis commencing as of September 1, 2022. The compensation may be paid by the Company in cash or in shares of the Company’s common stock as follows: (i) if compensation is paid in cash, payment will be made via electronic funds transfer on the first business day following the end of the month for which service was provided and (ii)if compensation is paid in shares of common stock, such shares will be issued on the last business day of the month for which service was provided based on the closing price for such shares as reported on the NYSE American on that day. ii. Notwithstanding the foregoing, Advisors shall be entitled to compensation for a minimum of three months ($40,000), which compensation shall be paid on the Effective Date in shares of common stock based on the closing price of such shares reported by the NYSE American on November 1, 2022 ($0.98 per share). Advisor hereby acknowledges receipt of 40,817 shares of the Company’s common stock in satisfaction of the compensation payable pursuant to this clause ii. b. Reimbursement of Expenses. The Company shall also reimburse Advisor for all reasonable out-of-pocket expenses actually incurred by Advisor in performance of the Services;. Advisor shall present to the Company supporting documentation and a reasonably detailed explanation of expenses incurred together with any request for reimbursement of such expenses. 4. Proprietary Rights. All work arising from the Services performed hereunder and all materials and products developed or prepared for the Company by Advisor in connection with the Services performed hereunder are the exclusive property throughout the world of the Company, and all right, title and interest therein shall vest in the Company. All documentation and other copyrightable materials developed or prepared by Advisor in connection with the Services performed hereunder shall be deemed to be “works made for hire” in the course of the Services rendered hereunder. To the extent that title to any works arising from the performance of the Services hereunder may not, by operation of law, vest in the Company, or such works may not be considered “works made for hire,” all right, title and interest therein, including, without limitation, all copyrights, are hereby irrevocably assigned by Advisor to the Company. Any and all inventions, discoveries, processes, ideas, methods, designs and know-how, whether or not patentable, which Advisor may conceive or make either alone or in conjunction with others, during the term of this Agreement, which in any way pertain to or are connected with the Services, shall be the sole and exclusive property throughout the world of the Company; and Advisor, whenever requested to do so by the Company or any subsidiary and/or affiliate thereof, at the Company’s expense, and without further compensation or consideration, shall promptly execute any and all applications, assignments and other instruments and perform such acts which the Company shall deem necessary or advisable in order to apply for and obtain copyrights, letters, patent and other applicable statutory protection throughout the world for said inventions, ideas and discoveries, and in order to assign and convey to the Company the sole and exclusive right, title and interest throughout the world in and to said inventions, discoveries, processes, ideas, methods, designs and know-how, or any applications, copyrights or patents thereof. 5. Confidentiality. The provisions of Section 7 of that certain letter agreement by and between the Company and Advisor dated September 27, 2021 are hereby incorporated by reference into this Agreement and made a part hereof.

3 9498/12/8767655.v4 6. Remedies/Additional Confidentiality Agreements. Nothing in Sections 4 and 5 of this Agreement is intended to limit any remedy of the Company under applicable state or federal law. 7. Notice of Services to Competitors. During the Term, Advisor shall provide the Company with prior written notice if Advisor intends to provide any services, as an employee, consultant or otherwise, to any person, company or entity that competes with the Company, which written notice shall include the name of the competitor. During the period that is six (6) months after the termination of this Agreement, Advisor shall provide the Company with written notice any time that Advisor provides any services, as an employee, consultant or otherwise, to any person, company or entity that competes with the Company. 8. Miscellaneous. a. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing to the address set forth below (or at such other address, email address or facsimile for a party as shall be specified by the notice) and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to which said notice or other communication shall have been directed, (b) actually receipted by the party to which it is addressed, however transmitted, (c) two (2) business days after being sent by reputable overnight courier prepaid for delivery in no more than two (2) business days; or (d) sent by electronic mail: If to the Company, to: Better Choice Company Inc. 12400 Race Track Road Tampa, Florida 33626 Attn: Sharla A. Cook Email: sharla@bttrco.com b. All notifications made to Advisor shall be made to Advisor at the address set forth opposite Advisor’s name on the signature page hereof. c. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter herein, and supersedes and replaces any and all prior agreements and understandings, whether oral or written with respect to such matters. d. Modifications. No modification, amendment, supplement to or waiver of this Agreement shall be binding upon the parties hereto unless made in writing and duly signed by both parties. e. Severability. In the event any one or more of the provisions of this Agreement is held to be invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired. f. Assignment. Advisor may not assign any of Advisor’s obligations hereunder without the prior written consent of the Company, which may be withheld in the Company’s sole discretion. g. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. Venue and jurisdiction for any and all

4 9498/12/8767655.v4 disputes arising out of this Agreement shall be in any state or federal court located in the State of Delaware. h. Injunctive Relief. The parties agree that in the event of any breach or threatened breach of any of the covenants in Section 4 and 5, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Advisor in the event of any breach or threatened breach of any such provisions by Advisor, in addition to any other relief (including damages) available to the Company under this Agreement or under applicable state or federal law. i. Disclosure. Advisor acknowledges and agrees that the Company has publicly disclose that Advisor has been retained by the Company. j. Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. k. Further Assurances. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as may be reasonably requested by the other party hereto for the purpose of carrying out the intent of this Agreement and the transactions contemplated hereby. l. Joint Participation. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. [Signature page follows]